As filed with the Securities and Exchange Commission on August 6, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BlossomHill Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	85-1578711
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10255 Science Center Drive

Suite 200

San Diego, California 92121

(858) 732-3880

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Jean Cui, Ph.D.

President and Chief Executive Officer

10255 Science Center Drive

Suite 200

San Diego, California 92121

(858) 732-3880

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth J. Rollins Charles S. Kim Edmond J. Lay Dylan Kornbluth Cooley LLP 10265 Science Center Drive San Diego, California 92121 (858) 550-6000	Vincent Liptak, J.D., Ph.D., MBA Executive Vice President and General Counsel BlossomHill Therapeutics, Inc. 10255 Science Center Drive Suite 200 San Diego, California 92121 (858) 732-3880	Matthew T. Bush Latham & Watkins LLP 12670 High Bluff Drive San Diego, California 92130 (858) 523-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-297512)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), by BlossomHill Therapeutics, Inc. (the “Registrant”), for the sole purpose of increasing the aggregate number of shares of common stock offered and registered by the Earlier Registration Statement (as defined below) by 1,796,875 shares, 234,375 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-297512), including all exhibits thereto (the “Earlier Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on August 6, 2026, are incorporated by reference into this Registration Statement. The additional shares of common stock that are being registered for issuance and sale pursuant to this Registration Statement are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 of the Earlier Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

107	Filing Fee Table.

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-297512), originally filed with the Commission on July 17, 2026 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California on August 6, 2026.

BLOSSOMHILL THERAPEUTICS, INC.

By:	/s/ J. Jean Cui, Ph.D.
J. Jean Cui, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ J. Jean Cui, Ph.D. J. Jean Cui, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2026

/s/ Jason Keyes, MBA Jason Keyes, MBA	Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2026

* Y. Peter Li, Ph.D.	Executive Chairman	August 6, 2026

* Sundeep Agrawal, M.D.	Director	August 6, 2026

* Bihua Chen, MBA	Director	August 6, 2026

* Carl L. Gordon, Ph.D., CFA	Director	August 6, 2026

* Sheila Gujrathi, M.D.	Director	August 6, 2026

* John Schmid, MBA	Director	August 6, 2026

*By:	/s/ Jason Keyes, MBA
Jason Keyes, MBA
Attorney-in-Fact